UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this current report on Form 8-K, references to “CenturyLink,” “we,” “us” and “our” refer to CenturyLink, Inc.

Item 8.01.	Other Events.

We have filed this current report on Form 8-K to update the historical and pro forma financial information that we filed with the Securities and Exchange Commission on April 6, 2011, following our acquisition of Qwest Communications International Inc. on April 1, 2011.  The unaudited pro forma financial information reflecting our acquisition of Qwest filed herewith (i) is based on additional and more complete information that we have developed since April 6, 2011, (ii) includes pro forma financial information as of and for the three months ended March 31, 2011 and (iii) is intended to supplement and supersede the pro forma financial information as of and for the year ended December 31, 2010 that we filed on April 6, 2011.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The unaudited consolidated balance sheets of Qwest Communications International Inc. as of March 31, 2011 and December 31, 2010 and the unaudited consolidated statements of income, comprehensive income, cash flow and changes in stockholders’ deficit for the three months ended March 31, 2011 and 2010, and the notes related thereto, which were included in Qwest’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 (filed May 6, 2011), are filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

(b)	Pro forma financial information.

Unaudited pro forma financial information reflecting our merger with Qwest is attached as Exhibit 99.2 to this current report on Form 8-K.

(d)	Exhibits

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By: /s/ David D. Cole
David D. Cole
Senior Vice President – Controller
Dated: May 17, 2011	and Operations Support

EXHIBIT INDEX

Exhibit No.	Description

99.1
The unaudited consolidated balance sheets of Qwest Communications International Inc. as of March 31, 2011 and December 31, 2010 and the unaudited consolidated statements of income, comprehensive income, cash flows and changes in stockholders’ deficit for the three months ended March 31, 2011 and 2010, and the notes related thereto (incorporated by reference to Qwest Communications International Inc.’s Quarterly Report on Form 10-Q, filed on May 6, 2011).

99.2	Unaudited Pro Forma Combined Condensed Financial Information, included herein.